SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  April 22, 2003

(Date of earliest event reported)

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 792-9292

N/A

(Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits

(c)

Exhibits.

99.1 Earnings Release dated April 22, 2003

Item 9.

The information contained in this Item 9 of this Current Report is being furnished pursuant to “Item 12.  Results of Operations and Financial Condition” of Form 8-K in accordance with SEC Release Nos. 33-8216; 34-47583.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On April 22, 2003, LCA-Vision Inc. issued an earnings release announcing its financial results for the first quarter ended March 31, 2003.  A copy of the earnings release is attached as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: 4/22/03	By: /s/ Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT 99.1

Company Contacts:	Investor Relations Contacts:
LCA-Vision Inc.	Lippert/Heilshorn & Associates, Inc.
Stephen N. Joffe, Chairman and CEO	Jody Cain
Alan H. Buckey, CFO	(310) 691-7100
(513) 792-9292	jcain@lhai.com
www.lasikplus.com

LCA-VISION REPORTS RECORD FIRST QUARTER EPS OF $0.16

Net income increases by 53% and average price realization up 10% compared with first quarter of 2002

CINCINNATI (April 22, 2003) – LCA-Vision Inc. (Nasdaq NM: LCAV), a leading provider of laser vision correction services through its LasikPlus branded centers, today reported net income for the first quarter ended March 31, 2003 of $1,757,000, or $0.16 per fully diluted share, compared with net income of $1,151,000, or $0.11 per fully diluted share, in the first quarter of 2002.

Laser vision correction revenues for the first quarter of 2003 grew more than 6% to $19,982,000, compared with $18,808,000 in the first quarter of 2002.  Average price realization per procedure rose 10% to $1,173 in the first quarter of 2003, from $1,066 in the first quarter of 2002 and $1,090 in the fourth quarter of 2002.

Net cash provided by operations in the first quarter of 2003 was $3,296,000.  As a result, cash and short-term investments increased to $21,182,000 at March 31, 2003, up from $18,298,000 as of December 31, 2002.

Stephen N. Joffe, Chairman and CEO of LCA-Vision, stated, “We are particularly pleased with our recent financial and operational performance, which puts LCA-Vision on track to achieve our full-year earnings per share objective of $0.30 to $0.35.

“We are encouraged by our programs to actively control costs while simultaneously improving key operating metrics, including patient volume per center, conversion rate, and price realization per procedure.  We expect further increases in price realization during the balance of 2003, including from the newly implemented, highly customized laser eye surgery procedure,” explained Mr. Joffe.

-more-

“We also anticipate additional revenue growth during the current year as we selectively open new LasikPlus centers in 2003.  We have very specific criteria for center locations and we open each center with the expectation of reaching breakeven within six months,” added Mr. Joffe.  “With our strengthened balance sheet, we are in a good position to continue our planned expansion.”

LCA-Vision has scheduled an investor conference call to be held today beginning at 10:00 a.m. Eastern Time.   Individuals interested in listening to the conference call may do so by dialing 888-803-7404 toll free within the U.S. and Canada, or 706-634-1308 for international callers. A telephone replay will be available for 48 hours by dialing 800-642-1687 toll-free within the U.S. and Canada, or 706-645-9291 for international callers. Enter reservation number 9669483.

Individual investors are invited to listen to the conference call over the internet by going to the “Investors” section of the Company’s website at www.lasikplus.com.  A replay of the call will be available for 30 days.

LCA-Vision owns and operates 32 LasikPlus laser vision correction facilities in the U.S., plus two centers in Canada, and a joint venture in Europe.

This news release contains forward-looking statements that are subject to risks and uncertainties.  For a discussion of factors that may cause actual results to differ materially from current expectations, please review the Company’s filings with the Securities and Exchange Commission, including but not limited to forms 10-K and 10-Q.

[Tables to Follow]

LCA-Vision Inc.
Condensed Consolidated Statements of Income
(Dollars in thousands except per share data)

	Three months ended March 31,
	2003 (1)	2002 (1)

Revenues -- Laser refractive surgery	$ 19,982	$ 18,808

Operating costs and expenses
Medical professional and license fees	4,071	3,778
Direct costs of services	7,774	7,514
General and administrative expenses	2,018	2,162
Marketing and advertising	2,975	3,104
Depreciation	1,505	1,458
Special charges	-	(174)

Operating income	1,639	966

Equity in earnings from unconsolidated businesses	147	117
Minority equity interest	(80)	(67)
Interest expense	-	(2)
Interest income	36	137
Other income	53	-

Income before taxes on income	1,795	1,151

Income tax expense	38	-

Net income	$ 1,757	$ 1,151

Income per common share
Basic	$ 0.16	$ 0.11
Diluted	$ 0.16	$ 0.11

Weighted average shares outstanding
Basic	10,743	10,957
Diluted	10,744	10,965

(1) Unaudited

LCA-Vision Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands except per share data)

Assets	March 31, 2003(1)	December 31, 2002
Current Assets
Cash and cash equivalents	$ 21,182	$ 18,298
Accounts receivable, net	769	393
Receivable from vendor	444	337
Prepaid expenses, inventory and other	908	1,462

Total current assets	23,303	20,490

Property and Equipment	37,776	37,301
Accumulated depreciation and amortization	(20,424)	(18,868)
Property and equipment, net	17,352	18,433

Goodwill, net	275	275
Deferred compensation plan assets	200	127
Investment in unconsolidated businesses	395	263
Other assets, net	430	408

Total assets	$ 41,955	$ 39,996

Liabilities and Shareholders' Investment
Current liabilities
Accounts payable	$ 2,686	$ 3,855
Accrued liabilities and other	4,849	3,660
Debt maturing in one year	7	10

Total current liabilities	7,542	7,525

Deferred compensation liability	212	129
Minority equity interest	310	230

Shareholders' investment
Common stock ($0.001 par value; 13,110,306 and 13,110,306 shares and
10,743,109 and 10,743,109 shares issued and outstanding, respectively)	13	13
Contributed capital	91,474	91,474
Warrants	1,982	1,982
Notes receivable from shareholders	(1,542)	(1,532)
Common stock in treasury, at cost (2,367,197 shares and 2,367,197 shares)	(15,462)	(15,462)
Accumulated deficit	(42,581)	(44,338)
Accumulated other comprehensive loss	7	(25)

Total shareholders' investment	33,891	32,112

Total liabilities and shareholders' investment	$ 41,955	$ 39,996

(1) Unaudited

LCA-Vision Inc.
Condensed Consolidated Statements of Cash Flow
(Dollars in thousands except per share data)

	Three Months Ended March 31,
	2003 (1)	2002 (1)
Cash flow from operating activities:
Net income	$ 1,757	$ 1,151
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	1,505	1,458
Warrant amortization	-	175
Deferred Compensation	82	-
Equity in earnings of unconsolidated affiliates	(147)	(117)
Restructuring/Impairment provision	-	(174)
Changes in working capital:
Accounts receivable	(376)	(598)
Receivable from vendor	(107)	(260)
Prepaid expenses, inventory and other	554	617
Accounts payable	(1,169)	229
Accrued liabilities and other	1,197	427

Net cash provided by operations	3,296	2,908

Cash flow from investing activities:
Purchase of property and equipment	(475)	(302)
Deferred Compensation Plan	(72)	-
Loans to shareholders	(10)	(12)
Other, net	133	(181)

Net cash used in investing activities	(424)	(495)

Cash flows from financing activities:
Principal payments of long-term notes, debt and capital lease obligations	(3)	(8)
Shares repurchased for treasury stock	-	(2,460)
Exercise of stock options	-	121
Distribution of minority equity investees	15	33

Net cash used by financing activities	12	(2,314)

Increase in cash and cash equivalents	2,884	99

Cash and cash equivalents at beginning of period	18,298	16,609

Cash and cash equivalents at end of period	$ 21,182	$ 16,708

(1) Unaudited